As filed with the Securities and Exchange Commission on October 31, 2001
                                                 Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                         Coeur d'Alene Mines Corporation
                -------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                   59-0763055
-----------------------------------            ------------------------------
  (State or other jurisdiction of              (IRS Employer Identification
   incorporation or organization)                        Number)

               400 Coeur d'Alene Mines Building, Post Office Box I
                  505 Front Avenue, Coeur D'Alene, Idaho 83814
            --------- ---------------------------------------------
           (Address of Principal Executive Offices including Zip Code)

Coeur d'Alene Mines Corporation Executive Compensation Program (Annual Incentive Plan, Long-Term Incentive Plan and Long-Term Performance Plan); Coeur d'Alene Mines Corporation Non-Employee Directors' Stock Option Plan
 -------------------------------------------------------------------------------
                              (Full title of plans)

                                Dennis E. Wheeler
                 Chairman, President and Chief Executive Officer
                         Coeur d'Alene Mines Corporation
                        400 Coeur d'Alene Mines Building
                                Post Office Box I
                                505 Front Avenue
                            Coeur d'Alene Idaho 83814
                                   208-6673511
            --------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Arthur H. Bill, Esq.
                                 Foley & Lardner
                         3000 K Street, N.W. (Suite 500)
                             Washington, D.C. 20007

Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement also relates to Registration Statement No. 33-60163.

                         CALCULATION OF REGISTRATION FEE
 -----------------------------------------------------------------------------------------
 Title of        Amount                               Proposed Maximum
Securities       to be          Proposed Maximum          Aggregate           Amount of
 to be         registered        Offering Price        Offering Price        Registration
Registered        (1)             Per Share (2)             (2)                  Fee
------------------------------------------------------------------------------------------
Common Stock,  1,500,000             $0.845              $1,267,500             $316.88
$1.00 par
value  shares
------------------------------------------------------------------------------------------

(1) Plus an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on October 25, 2001 and are used solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 under the Securities Act of 1933.

                                     PART I
                       INFORMATION REQUIRED IN PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed by Coeur d'Alene Mines Corporation (the "Company") (SEC File No. 1-8641) with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated in this Registration Statement by reference and deemed to be a part hereof:

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

      2. The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, and June 30, 2001; and

      3. The description of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), contained in the Company's Registration Statement on Form S-1 in File No. 33-36645, as filed on August 31, 1990 under the Securities Act of 1933 (the "Securities Act").

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Company's Annual Report on Form 10-K covering such year shall not be deemed incorporated by reference in this Registration Statement and shall not be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this Registration Statement relates, upon the written or oral request of any such person, a copy of any or all the documents that have been or may be incorporated by reference into this Registration Statement, other than exhibits to such documents (unless such exhibits are incorporated therein by reference).

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Under Title 30, Section 30-1-5 of the Idaho Code and Article XIII of the Registrant's By-Laws, the Registrant's directors and officers may be indemnified against certain liabilities which they may incur in their capacities as such. The Registrant also has an officers' and directors' liability insurance policy. Article XIII of the Registrant's By-Laws provides as follows:

         (a).The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b). The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (c). To the extent that a Director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) or (b) hereof, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d).Any indemnification under subsections (a) or (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) or (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors, so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

         (e). Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in subsection (d) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this section.

         (f). The indemnification provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (g). The corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section; provided that banks, savings and loan associations and credit unions chartered under the laws of the State of Idaho may provide indemnification only by insurance.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit
Number                              Description

4(a)     Executive Compensation Program. (Incorporated herein by reference to
         Exhibit 10(e) to the Company's Annual Report on Form 10-K for the year ended December 31, 1989; File No. 1-8641.)

4(b) Long-Term Incentive Plan, as amended on October 9, 2001. (Filed herewith.)

4(c) 1993 Annual Incentive Plan, as amended, and 1993 Long-Term Performance Plan, as amended. (Incorporated herein by reference to Exhibit 10(jj) to the Company's Annual Report on Form 10-K for the year ended December 31, 1993.)

4(d) Non-Employee Directors' Stock Option Plan, as amended on October 9, 2001. (Filed herewith.)

5 Legal opinion, dated October __. 2001, of Foley & Lardner, counsel to the Company, as to the legality of shares offered. (Filed herewith.)

23(a)    Consent of Arthur Andersen LLP. (Filed herewith.)

23(b)    Consent of Ernst & Young LLP. (Filed herewith.)

23(c)    Consent of Foley & Lardner. (Included in Exhibit 5 hereto.)

24       Power of Attorney. (Included on signature page of this Registration
         Statement.)

Item 9.   Undertakings.

         1. The Company hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d'Alene, State of Idaho on this 29th day of October, 2001.



                                    COEUR D'ALENE MINES CORPORATION

                                    By:  DENNIS E. WHEELER

                                         /s/ Dennis E. Wheeler
                                         ----------------------------
                                         Dennis E. Wheeler
                                         Chairman, President and
                                           Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis E. Wheeler and Geoffrey A. Burns his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated:

          Signature                            Title                   Date

/s/ Dennis E. Wheeler                   Chairman, President,    October 29, 2001
-----------------------------------     Chief Executive Officer
Dennis E. Wheeler                       and Director(Principal
                                        Executive Officer)

/s/ Geoffrey A. Burns                   Senior Vice President   October 26, 2001
-----------------------------------     and Chief Financial
Geoffrey A. Burns                       Officer (Principal
                                        Financial Officer)


/s/ Wayne L. Vincent                    Controller and Chief    October 26, 2001
-----------------------------------     Accounting Officer
Wayne L. Vincent                        (Principal Accounting
                                        Officer)


/s/ Cecil D. Andrus                     Director                October 22, 2001
-----------------------------------
Cecil D. Andrus

/s/ Joseph C. Bennett                   Director                October 19, 2001
-----------------------------------
Joseph C. Bennett

/s/ James J. Curran                     Director                October 22, 2001
-----------------------------------
James J. Curran

/s/ James A. McClure                    Director                October 24, 2001
-----------------------------------
James A. McClure

/s/ Robert E. Mellor                    Director                October 19, 2001
-----------------------------------
Robert E. Mellor

/s/ John H. Robinson                    Director                October 25, 2001
-----------------------------------
John H. Robinson

/s/ Daniel Tellechea Salido             Director                October 22, 2001
-----------------------------------
Daniel Tellechea Salido

/s/ Xavier Garcia de Quevedo Topete     Director                October 22, 2001
-----------------------------------
Xavier Garcia de Quevedo Topete

/s/ Timothy R. Winterer                 Director                October 22, 2001
-----------------------------------
Timothy R. Winterer

                                  EXHIBIT INDEX

Exhibit
Number            Description

4(a)        Executive Compensation Program. (Incorporated herein by reference to
            Exhibit 10(e) to the Company's Annual Report on Form 10-K for the year ended December 31, 1989; File No. 1-641.)

4(b) Long-Term Incentive Plan, as amended on October 9, 2001. (Filed herewith.)

4(c) 1989 Annual Incentive Plan, as amended, and 1993 Long- Term Performance Plan, as amended. (Incorporated herein by reference to Exhibit 10(jj) of the Company's Annual Report on Form 10-K for the year ended December 31, 1993.)

4(d) Non-Employee Directors' Stock Option Plan, as amended on October 9, 2001. (Filed herewith.)

5 Legal opinion, dated June 12, 1995, of Foley & Lardner, counsel to the Company, as to the legality of shares offered. (Filed herewith.)

23(a)       Consent of Arthur Andersen LLP. (Filed herewith.)

23(b)       Consent of Ernst & Young LLP. (Filed herewith.)

23(c)       Consent of Foley & Lardner. (Included in Exhibit 5 hereto.)

24          Power of Attorney. (Included on signature page of this Registration
            Statement.)